UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 16, 2017

SOUTHWESTERN ENERGY COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-08246	71-0205415
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

10000 Energy Drive

Spring, Texas 77389

(Address of principal executive office) (Zip Code)

(832) 796-1000

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 7 – Regulation FD

Item 7.01.	Regulation FD Disclosure

On June 16, 2017 the jury returned a verdict in favor of Southwestern Energy Company (the “Company”) and certain of its subsidiaries in the federal class action lawsuit regarding royalty deductions in Arkansas, which most recently was described in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 and the Current Report on Form 8-K filed on June 6, 2017. The verdict remains subject to post-trial motions before judgment is entered.

The plaintiff class in this lawsuit comprises a substantial majority of similarly situated lessors of lands in Arkansas, most of whom are named plaintiffs or members of classes in other lawsuits described in the Company’s Form 10-Q for the quarter ended March 31, 2017. The Company currently does not anticipate that those other cases are likely to have a material adverse effect on the results of operations, financial position or cash flows of the Company and its subsidiaries taken as a whole.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWESTERN ENERGY COMPANY

Dated: June 19, 2017	By:	/s/ John C. Ale

		Name:	John C. Ale
		Title:	Senior Vice President, General Counsel and Secretary